EXHIBIT 4.2

                           LOAN AND SECURITY AGREEMENT

                                  by and among

                    CONGRESS FINANCIAL CORPORATION (CENTRAL)

                         as Lender and Agent for Lenders

                                       and

                             PAYLESS CASHWAYS, INC.
                                   as Borrower



                            Dated: November 17, 1999



      (i)

                                TABLE OF CONTENTS

                                                                            Page


SECTION           .............................................................1

SECTION 2.        CREDIT FACILITIES...........................................10
         2.1      Revolving Loans.............................................10
         2.2      Letter of Credit Accommodations.............................11
         2.3      Availability Reserves.......................................12
         2.4      Commitments.................................................13

SECTION 3.        INTEREST AND FEES...........................................13
         3.1      Interest....................................................13
         3.2      Closing Fee.................................................14
         3.3      Servicing Fee...............................................14
         3.4      Unused Line Fee.............................................14
         3.5      Syndication Fee.............................................14
         3.6      Changes in Laws and Increased Costs of Loans................14

SECTION 4.        CONDITIONS PRECEDENT........................................15
         4.1      Conditions Precedent to Initial Loans and Letter of Credit
                    Accommodations............................................15
         4.2      Conditions Precedent to All Loans and Letter of Credit
                    Accommodations............................................17

SECTION 5.        SECURITY INTEREST...........................................17

SECTION 6.        COLLECTION AND ADMINISTRATION...............................18
         6.1      Borrower's Loan Account.....................................18
         6.2      Statements..................................................18
         6.3      Collection of Accounts......................................19
         6.4      Payments....................................................20
         6.5      Authorization to Make Loans.................................20
         6.6      Use of Proceeds.............................................20
         6.7      Sharing of Payments, Etc....................................21
         6.8      Settlement Procedures.......................................22
         6.9      Mandatory Prepayments from the Sale of the Real Property
                    Collateral................................................23

SECTION 7.        COLLATERAL REPORTING AND COVENANTS..........................23
         7.1      Collateral Reporting........................................23
         7.2      Accounts Covenants..........................................24
         7.3      Inventory Covenants.........................................24
         7.4      Power of Attorney...........................................25
         7.5      Right to Cure...............................................25
         7.6      Access to Premises..........................................25

SECTION 8.        REPRESENTATIONS AND WARRANTIES..............................26
         8.1      Corporate Existence, Power and Authority; Subsidiaries......26

                                        (i)

      (ii)

         8.2      Financial Statements; No Material Adverse Change............26
         8.3      Chief Executive Office; Collateral Locations................26
         8.4      Priority of Liens; Title to Properties......................26
         8.5      Tax Returns.................................................27
         8.6      Litigation..................................................27
         8.7      Compliance with Other Agreements and Applicable Laws........27
         8.8      Environmental Compliance....................................28
         8.9      Merchant Agreements.........................................28
         8.10     Employee Benefits...........................................29
         8.11     Bank Accounts...............................................29
         8.12     Accuracy and Completeness of Information....................29
         8.13     Survival of Warranties; Cumulative..........................29

SECTION 9.        AFFIRMATIVE AND NEGATIVE COVENANTS..........................30
         9.1      Maintenance of Existence....................................30
         9.2      New Collateral Locations....................................30
         9.3      Compliance with Laws, Regulations, Etc......................30
         9.4      Payment of Taxes and Claims.................................31
         9.5      Insurance...................................................31
         9.6      Financial Statements and Other Information..................32
         9.7      Sale of Assets, Consolidation, Merger, Dissolution, Etc.....33
         9.8      Encumbrances................................................33
         9.9      Indebtedness................................................34
         9.10     Loans, Investments, Guarantees, Etc.........................34
         9.11     Dividends and Redemptions...................................35
         9.12     Transactions with Affiliates................................35
         9.13     Merchant Agreements.........................................35
         9.14     Adjusted Net Worth..........................................35
         9.15     Compliance with ERISA.......................................36
         9.16     Additional Bank Accounts....................................36
         9.17     Costs and Expenses.  .......................................36
         9.18     Year 2000 Compliance........................................37
         9.19     Further Assurances..........................................37

SECTION 10.       EVENTS OF DEFAULT AND REMEDIES..............................37
         10.1     Events of Default...........................................37
         10.2     Remedies....................................................39

SECTION 11.       JURY TRIAL WAIVER; OTHER WAIVERS
                    AND CONSENTS; GOVERNING LAW...............................40
         11.1     Governing Law; Choice of Forum; Service of Process;
                    Jury Trial Waiver.........................................40
         11.2     Waiver of Notices...........................................41
         11.3     Amendments and Waivers......................................41
         11.4     Waiver of Counterclaims.....................................41
         11.5     Indemnification.............................................41

SECTION 12.       THE AGENT...................................................42
         12.1     Appointment, Powers and Immunities..........................42
         12.2     Reliance by Agent...........................................42

                                        (ii)

      (iii)

         12.3     Events of Default...........................................42
         12.4     Rights as a Lender..........................................43
         12.5     Indemnification.............................................43
         12.6     Non-Reliance on Agent and Other Lenders.....................43
         12.7     Failure to Act..............................................44
         12.8     Resignation of .............................................44
         12.9     Consents and Releases of Collateral under
                    Financing Agreements......................................44
         12.10    Collateral Matters..........................................44

SECTION 13.       TERM OF AGREEMENT; MISCELLANEOUS............................45
         13.1     Term........................................................45
         13.2     Notices.....................................................46
         13.3     Partial Invalidity..........................................46
         13.4     Successors..................................................46
         13.5     Assignments and Participations..............................47
         13.6     Modification of Agreement...................................48
         13.7     Entire Agreement............................................48

                                        (iii)

      (iv)

                                    INDEX TO
                             EXHIBITS AND SCHEDULES


Exhibit A.................Information Certificate

Schedule 1.54.............Real Property Collateral

Schedule 6.3..............Bank Accounts

Schedule 6.9..............Minimum Sales Price For Real Property Collateral

Schedule 8.4..............Existing Liens

Schedule 8.7..............Permits

Schedule 8.8..............Environmental Matters

Schedule 8.9..............Merchant Agreements

Schedule 9.9..............Existing Indebtedness

Schedule 9.10.............Loans, Investments, Guarantees

                                      (iv)

                           LOAN AND SECURITY AGREEMENT


         This Loan and Security Agreement ("Agreement") dated November 17, 1999 is entered into by and among Congress Financial Corporation (Central), an Illinois corporation ("Congress"; and together with any other signatory hereto designated as a "Lender" or any assignee of any Lender, each individually, a "Lender" and, collectively, "Lenders"), Congress, as agent for Lenders (in such capacity "Agent") and PAYLESS CASHWAYS, INC., a Delaware corporation ("Borrower").


                              W I T N E S S E T H:


         WHEREAS, Borrower has requested that Lenders enter into certain financing arrangements with Borrower pursuant to which Lenders may make loans and provide other financial accommodations to Borrower; and

         WHEREAS, each Lender is willing to agree (severally and not jointly) to make such loans and provide such financial accommodations to Borrower on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1.        DEFINITIONS

         All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrower, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". The words "ratable" or ratably" or words of similar import when used in this Agreement shall refer to a sharing or allocation based on the respective Pro Rata Shares (as defined below) of Lenders. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined by Agent. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Accounts" shall mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered, whether or not evidenced by instruments or chattel paper, and whether or not earned by performance, and including, without limitation Private Label Card Receivables, Commercial Receivables and other Credit Card Receivables.

         1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         1.3 "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its subsidiaries, calculating the book value of inventory for this purpose principally on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals) provided that in calculating the Adjusted Net Worth of Borrower, any extraordinary or unusual or non-recurring gains or non-cash losses or charges, in each case after the date hereof, shall be excluded from such calculation.

         1.4 "Agent" shall mean Congress in its capacity as agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

         1.5 "Availability Reserves" shall mean, as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations that would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks that, as determined by Agent in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets of Borrower or any Obligor; or (iii) the security interests and other rights of Agent held for the ratable benefit of Lenders (including the enforceability, perfection and priority thereof) or (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Agent is or may have been incomplete, inaccurate or misleading in any material respect or
(c) in respect of any state of facts which Agent determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default, or (d) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or (e) as otherwise provided in
Section 2.3 hereof or Section 6.9 hereof.

         1.6 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

         1.7 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of Illinois, and a day on which Reference Bank and Agent are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

         1.8 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or limited liability company interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

         1.9 "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Borrower to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (b) the liquidation or dissolution of Borrower or the adoption of a plan by the stockholders of Borrower relating to the dissolution or liquidation of Borrower; and (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, of fifty (50%) percent or more of the voting power of the total outstanding Voting Stock of Borrower or the Board of Directors of Borrower.

         1.10  "CIBC"  shall  mean  Canadian  Imperial  Bank  of  Commerce,   as
Coordinating and Collateral Agent pursuant to the CIBC Credit Agreement, and its successors and assigns.

         1.11 "CIBC Credit Agreement" shall mean the Second Amended and Restated Credit Agreement dated as of November 17, 1999 among Borrower, each of the financial institutions from time to time parties thereto as lenders and CIBC.

         1.12 "CIBC Access Agreement" shall mean the Access Agreement dated of even date herewith between CIBC and Agent.

         1.13 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.14 "Collateral" shall have the meaning set forth in Section 5 hereof.

         1.15 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, from any owner and lessor of premises to Borrower, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Agent in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, and agrees to permit Agent access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Agent's rights and remedies and otherwise deal with such Collateral.

         1.16 "Commercial Account Acknowledgment" shall have the meaning set forth in Section 4.1(g) hereof.

         1.17 "Commercial Account Agreement" shall mean the Amended and Restated Merchant Agreement (Commercial), dated as of October 25, 1999, by and between Borrower and the Commercial Account Purchaser and all schedules and addenda thereto, as the same now exists or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced.

         1.18 "Commercial Account Purchaser" shall mean Household Bank,f.s.b.and its successors and assigns.

         1.19 "Commercial Receivables" shall mean all present and future rights of Borrower to payment from the Commercial Account Purchaser under the Commercial Account Agreement.

         1.20 "Commitment" shall have the meaning set forth in Section 2.4 hereof.

         1.21 "Commitment Percentage" shall mean, as to each Lender, the percentage of the Maximum Credit provided for hereunder represented by such Lender's Commitment. The Commitment Percentage of each Lender signing this Agreement is set forth on the signature pages hereto below each Lender's respective signature.

         1.22 "Cost" shall mean, as to the Inventory as of any date, the cost of such Inventory as of such date, determined principally on a first-in-first-out basis in accordance with GAAP.

         1.23 "Credit Card Acknowledgments" shall mean, individually and collectively, the agreements by Credit Card Issuers (including the Private Label Card Issuer) or Credit Card Processors who are parties to Credit Card Agreements in favor of Lenders and Agent acknowledging the first priority security interest of Agent, for the ratable benefit of Lenders, in the monies due and to become due to Borrower (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.24 "Credit Card Agreements" shall mean all agreements now or hereafter entered into by Borrower with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements set forth on Schedule 8.9 hereto, and the Private Label Card Agreement.

         1.25 "Credit Card Issuer" shall mean any person (other than Borrower) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., Novus Services, Inc. and the Private Label Card Issuer.

         1.26 "Credit Card Processor" shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of Borrower's sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

         1.27 "Credit Card Receivables" shall mean collectively, (a) all present and future rights of Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card (including Private Label Card Receivables and (b) all present and future rights of Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

         1.28     [Intentionally Omitted]

         1.29 "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower that are acceptable to Agent based on the criteria set forth below. In general, Eligible Inventory shall not include (a) packaging and shipping materials; (b) supplies used or consumed in Borrower's business; (c) Inventory at premises other than those owned and controlled by Borrower, except for Inventory at retail store or distribution center locations of Borrower which are leased by it if either (i) Agent shall have received a Collateral Access Agreement duly authorized, executed and delivered by the owner and lessor of such premises or
(ii) if Agent has not received such Collateral Access Agreement, then Agent shall have established an Availability Reserve in respect of amounts due or to become due to the owner and lessor of such retail store location (without limiting any other rights and remedies of Agent under this Agreement or under the other Financing Agreements with respect to the establishment of Availability Reserves or otherwise); d) Inventory subject to a security interest or lien in favor of any person other than Lenders except those permitted in this Agreement;
(e) bill and hold  goods;

(f) Inventory which is not subject to the first priority, valid and perfected security interest of Lender;(g) with respect to each category of Inventory, slow moving Inventory above historical levels, (h) prepaid Inventory which Agent is unable to verify as being located at any of the Borrower's retail stores or distribution centers; (i) damaged and/or defective Inventory (j) returned Inventory that is not held for resale; (k) Inventory to be returned to vendors;
(l) Inventory subject to deposits made by customers for sales of Inventory that has not been delivered; (m) Inventory held after the applicable expiration date thereof; (n) samples and (o) Inventory purchased or sold on consignment. Genera criteria for Eligible Inventory may be established and revised from time to time by Agent in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

         1.30 "Environmental Laws" shall mean all Federal, State and local laws, legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrower and any governmental authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any other law or regulation that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

         1.31 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software
(whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         1.32 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.33 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         1.34 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Agent) on or about 9:00 a.m. (Chicago, Illinois time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

         1.35 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

         1.36 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.37 "Excess Availability" shall mean the amount, as determined by Agent, calculated at any time, equal to: (a) the amount of the Loans which would be available to Borrower as of such time based on the applicable lending formulas multiplied by the Value of Eligible Inventory, as determined by Agent, and subject to the applicable sublimits and Availability Reserves at such time established by Agent hereunder minus (b) the sum of: (i) the amount of all then outstanding and unpaid Loans and Letter of Credit Accommodations, plus (ii) the aggregate amount of all trade payables and other obligations of Borrower which are more than thirty (30) days past due as of such time, plus (iii) the amount of checks issued by Borrower to pay trade payables which are more than thirty
(30) days past due as of such time, but not yet sent.

         1.38 "Exchange Act" shall mean the Securities and Exchange Act of 1934, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.39 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.40 "Fortress" shall mean Fortress Investment Group, LLC, as successor to UBS Mortgage Finance, Inc., and its successors and assigns.

         1.41 "Fortress Access Agreement" shall mean an Access Agreement between Fortress and Agent.

         1.42 "Fortress Credit Agreement" shall mean the UBS Loan Agreement as assigned by UBS to Fortress.

         1.43 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.14 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Agent prior to the date hereof.

         1.44 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

         1.45 "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         1.46 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

         1.47 "Interest Rate" shall mean, as to Prime Rate Loans, a rate of three-quarters of one (3/4%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of two and three-quarters (2 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect two
(2) Business Days after the date of receipt by Agent of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower); provided, that, for the first Fiscal Year ending after the date hereof for which Borrower has pre-tax income (exclusive of one-time or extraordinary gains), as reflected in Borrower's annual audited financial statements delivered to Agent pursuant to
Section 9.6(a)(ii) hereof, of not less than One Million ($1,000,000) Dollars and, so long as no Event of Default then exists and is continuing, effective as of the first (1st) day of the month immediately following the receipt by Agent of such financial statements, the Interest Rate shall as a one-time adjustment be reduced to the rate of one-half of one (1/2%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of two and one-half (2 1/2%) percent in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans. If, however, following an interest rate reduction as provided immediately above, Borrower has for any Fiscal Year pre-tax income (exclusive of one-time or extraordinary gains) as reflected in Borrower's annual audited financial statements delivered to Agent pursuant to Section 9.6(a)(ii) hereof, of less than One Million ($1,000,000) Dollars effective as of the first (1st) day of the month immediately following the receipt by Agent of such financial statements, the Interest Rate shall be increased to the rate of three-quarters of one (3/4%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of two and three-quarters (2 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans. Notwithstanding anything to the contrary contained in this Agreement or in any of the other Financing Agreements, the Interest Rate, as to Prime Rate Loans and Eurodollar Rate Loans, shall mean the rate two (2%) percent per annum more than the otherwise applicable Interest Rate, at Agent's option or at the written direction of the Required Lenders,, without notice, (a) for the period on and after (i) the date of termination or non-renewal hereof and until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Borrower), or (ii) the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Agent and (b) on the Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Agent's knowledge or consent and whether made before or after an Event of Default).

         1.48 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

         1.49 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Agent for the account of Borrower or any Obligor or (b) with respect to which Agent has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer.

         1.50  "Loans" shall mean the Revolving Loans.

         1.51  "Maximum Credit" shall mean $260,000,000.

         1.52 "Material Adverse Effect" shall mean a material adverse change in, or a material adverse effect upon (a) the condition (financial or otherwise), operations, business or affairs of Borrower or any Obligor, (b) the ability of Borrower or any Obligor to repay any Obligations under any of the Financing Agreements, or (c) Agent's or

Lenders' rights or interests in its Collateral or of Agent's or Lenders' ability to enforce the Obligations or realize upon its Collateral.

         1.53 "Merchant Agreements" shall mean, collectively, the Commercial Account Agreement and all Credit Card Agreements.

         1.54 "Mortgage" or "Mortgages" shall mean (as the same may now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced) the mortgages, deeds of trust and security agreements executed by Borrower in favor of Agent with respect to the Real Property and assets related to such Real Property of Borrower located at each of the premises listed on the attached Schedule 1.54.

         1.55 "Net Recovery Cost Percentage" shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the Inventory at such time on a "going out of business sale" basis as set forth in the most recent acceptable appraisal of Inventory received by Agent in accordance with Section 7.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the original Cost of the aggregate amount of the Inventory subject to appraisal.

         1.56 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Agent and any Lender and/or any of their affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under or related to this Agreement or any of the transactions arising hereunder or related hereto, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Agent or any Lender.

         1.57 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

         1.58 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

         1.59  [Intentionally Omitted]

         1.60  "Permits" shall have the meaning set forth in Section 8.7 hereof.

         1.61  "Person"   or   "person"   shall   mean  any   individual,   sole
proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.62 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.63 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

         1.64 "Private Label Card" shall mean the private label credit card issued by the Private Label Card Issuer bearing the name and design developed by Borrower and approved by the Private Label Card Issuer, which is subject to the arrangements of Borrower with the Private Label Card Issuer set forth in the Private Label Card Agreement.

         1.65 "Private Label Card Agreement" shall mean the First Amendment to Amended and Restated Monogram Credit Card Bank of Georgia Program Agreement dated as of August 1, 1998, by and between Borrower and the Private Label Card Issuer and all schedules and addenda thereto, as the same now exists or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced.

         1.66 "Private Label Card Issuer" shall mean Monogram Credit Card Bank of Georgia, a Georgia banking corporation, and its successors and assigns.

         1.67  "Private   Label  Card   Receivables"   shall  mean  Credit  Card
Receivables arising pursuant to the purchase by a retail customer of Inventory from Borrower in the ordinary course of business using a Private Label Card.

         1.68 "Pro Rata Share" shall mean, with respect to each Lender, its proportionate share of the Loans and the risk under the Letter of Credit Accommodations, based on its Commitment Percentage.

         1.69 "Real Property" shall mean all now owned and hereafter acquired real property of Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

         1.70 "Real Property Collateral" shall mean all existing and future Real Property upon which Borrower has executed and delivered a Mortgage in favor of Agent.

         1.71  "Records" shall have the meaning set forth in Section 5.8 hereof.

         1.72 "Reference Bank" shall mean First Union National Bank, or such other bank as Agent may designate from time to time.

         1.73 "Renewal Date" shall have the meaning set forth in Section 13.1 hereof.

         1.74 "Required Lenders" shall mean, as of any date of determination thereof, Lenders holding more than sixty-six and two-thirds (66 2/3%) percent of the aggregate outstanding principal amount of Revolving Loans and outstanding Letter of Credit Accommodations, or, if there are no Revolving Loans or Letter of Credit Accommodations outstanding, then such term shall mean Lenders having aggregate Commitment Percentages of more than sixty-six and two-thirds (66 2/3%) percent.

         1.75   "Revolving Loan Limit" shall mean $260,000,000.

         1.76 "Revolving Loans" shall mean the loans now or hereafter made by Lenders to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

         1.77 "Settlement Period" shall have the meaning set forth in Section 6.8(b).

         1.78 "UBS" shall mean UBS Mortgage Finance, Inc. and its successors and assigns.

         1.79 "UBS Loan Agreement" shall mean (a) that certain Amended and Restated Loan Agreement dated as of December 2, 1997 between Borrower and UBS, as heretofore amended, and (b) that certain Loan Agreement dated as of December 2, 1997, among Borrower, the banks and financial institutions party thereto (the "Synthetic Lease Banks") and BA Leasing and Capital Corporation as agent for the Synthetic Lease Banks.

         1.80 "Value" shall mean, as determined by Agent in good faith, with respect to Inventory, the lower of (a) Cost or (b) market value.

         1.81 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder hereof into Capital Stock of such Person described in clause (a) of this definition.


SECTION 2.        CREDIT FACILITIES

         2.1      Revolving Loans.

                  (a) Subject to, and upon the terms and conditions contained herein, each of the Lenders severally (and not jointly) agrees to fund its Pro Rata Share of Loans to Borrower from time to time in amounts requested by Borrower up to the aggregate amount equal to: (i) the lesser of: (A) the lesser of (1) sixty-five (65%) percent multiplied by the Value of the Eligible Inventory and (2) eighty-six (86%) percent of the product of the Value of the Eligible Inventory multiplied by the Net Recovery Cost Percentage; and (B) the Maximum Credit minus (ii) any Availability Reserves.

                  (b) Agent may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower, reduce the lending formula with respect to Eligible Inventory to the extent that Agent for the ratable benefit of Lenders, determines, in good faith, that: (i) the number of days of the turnover of the Inventory for any period has materially increased or (ii) the nature, quality or mix of the Inventory has deteriorated or (iii) there is a decrease in the Net Recovery Cost Percentage after the date hereof. In determining whether to reduce the lending formula(s), Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Inventory or in establishing Availability Reserves.

                  (c) The aggregate principal amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(d) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Agent, for the ratable benefit of Lenders, in that circumstance or on any future occasions and Borrower shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent, for the ratable benefit of Lenders, the entire amount of any such excess(es) for which payment is demanded.

                  To the extent Agent shall have established an Availability Reserve which is sufficient to address any event, condition or matter in a manner satisfactory to Agent in good faith, Agent shall not exercise its rights under Section 2.1(b) to reduce the lending formulas to address such event, condition or matter. The amount of any reduction in the lending formula by Agent pursuant to Section 2.1(b) or the establishment of any Availability Reserve shall have a reasonable relationship to the matter which is the basis for such a reduction or such Availability Reserve, as the case may be.

         2.2      Letter of Credit Accommodations.

                  (a) Subject to, and upon the terms and conditions contained herein, at the request of Borrower, Agent agrees, for the ratable risk of each Lender according to its Pro Rata Share, to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Agent and the issuer thereof. Any payments made by Agent, for the ratable benefit of each Lender according to its Pro Rata Share, to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Loans to Borrower.

                  (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Agent, for the ratable benefit of Lenders, a letter of credit fee at a rate equal to two (2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrower shall pay to Agent, for the ratable benefit of Lenders, such letter of credit fee, at Agent's option, without notice, at a rate equal to four (4%) percent per annum for (i) the period from and after the date of termination or non-renewal hereof until Agent, for the ratable benefit of Lenders, has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default and for so long as such Event of Default is continuing. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

                  (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Loans available to Borrower (subject to the Revolving Loan Limit and any Availability Reserves) are equal to or greater than (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing
Eligible Inventory, the sum of (A) the percentage equal to one hundred (100%) percent minus the then applicable percentage set forth in Section 2.1(a) above multiplied by the Value of such Eligible Inventory, plus (B) freight, taxes, duty and other amounts that Agent estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory; and (ii) if the proposed Letter of Credit Accommodation is for any other purpose an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Agent or any Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodations, an Availability Reserve shall be established in the applicable amount set forth in Section 2.2(c)(i) or Section 2.2(c)(ii).

                  (d)   Except  in  Agent's   discretion,   the  amount  of  all
outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Agent or any Lender in connection therewith, shall not at any time exceed $35,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Agent's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Agent, for the ratable benefit of Lenders, for the Letter of Credit Accommodations, and in either case, the Loans otherwise available to Borrower shall not be reduced as provided in Section to 2.2(c) the extent of such cash collateral.

                  (e) Borrower shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent.Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section
2.2 (e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

                  (f) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Agent or Lenders in any manner. Agent and Lenders shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Agent or Lenders unless Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Agent shall have the sole and exclusive right and authority to, and Borrower shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C0 execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, prior to the occurrence of an Event of Default, with the consent of Borrower, and, after the occurrence of an Event of Default, without the consent of Borrower, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Agent may take such actions either in its own name, Lenders' name, or in Borrower's name.

                  (g) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Agent, for the ratable benefit of Lenders. Any duties or obligations undertaken by Agent to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Agent in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Agent, for the ratable benefit of Lenders, and to apply in all respects to Borrower.

         2.3 Availability Reserves. (a) All Loans otherwise available to Borrower pursuant to the lending formulas and subject to the Revolving Loan Limit shall be subject to Agent's continuing right to establish and revise Availability Reserves. Without limiting any other rights or remedies of Agent and Lenders under this Agreement or any of the other Financing Agreements with respect to the establishment of Availability Reserves or otherwise, Agent may establish and revise Availability Reserves to reflect: (i) inventory shrinkage;
(ii) the aggregate amount of deposits, if any, received by Borrower from its customers in respect of unfilled orders for merchandise; (iii) amounts due in respect of sales, use and/or withholding taxes; and (iv) any rental payments, service charges or other amounts due to lessors of real or personal property to the extent Inventory or Records are located in or on such property or such Records are needed to monitor or otherwise deal with the Collateral.

         (b) In addition to and not in limitation of the foregoing, Borrower hereby consents to the establishment of an availability reserve in the amount of $3,000,000 (the "Fortress Access Agreement Reserve"). The Fortress Access Agreement Reserve shall be established on the date hereof and shall continue until such time as the Agent has received a Fortress Access Agreement in form and substance satisfactory to Agent.

         2.4 Commitments. The aggregate amount of each Lender's share of the Loans and Letter of Credit Accommodations shall not exceed the amount set forth below such Lender's signature on the signature pages hereto, as the same may from time to time be amended with the written acknowledgment of Agent. Such amount for each Lender is referred to herein as such Lender's "Commitment".

SECTION 3.        INTEREST AND FEES

         3.1      Interest.

                  (a) Borrower shall pay to Agent, for the ratable benefit of Lenders interest on the outstanding principal amount of the non-contingent Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

                  (b) Borrower may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, two (2) Business Days after receipt by Agent of such a request from Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, as of such date each of the following conditions is satisfied as determined by Lender: (i no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement,
(iii) Borrower shall have complied with such customary procedures as are established by Agent and specified by Agent to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans, (iv) no more than five (5) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $2,000,000 or an integral multiple of $1,000,000 in excess thereof, and (vi) Agent shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent through Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Agent, Lenders and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent, Lenders and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

                  (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least two (2) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Agent's option, upon notice by Agent to Borrower, convert to Prime Rate Loans in the event that (i) an Event of Default or act, condition or event which with the notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstanding, or (B) the Loans then available to Borrower under Section 2 hereof. Borrower shall pay to Agent, for the ratable benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrower) any amounts required to compensate Agent, Lenders, Reference Bank or any participant with Lenders for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

                  (d) Interest shall be payable by Borrower to Agent, for the ratable benefit of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Agent exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

         3.2 Closing Fee. Borrower shall pay to Agent, for the ratable benefit of Lenders, as a closing fee the amount of $2,600,000 which shall be fully earned as of and payable on the date hereof.

         3.3 Servicing Fee. Borrower shall pay to Agent, Agent's own account, monthly a servicing fee in an amount equal to $5,000 for each month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

         3.4 Unused Line Fee. Borrower shall pay to Agent, for the ratable benefit of Lenders, monthly an unused line fee at a rate equal to three-eighths of one (3/8%) percent per annum calculated upon the amount by which the Revolving Loan Limit exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

         3.5 Syndication Fee. Borrower shall pay to Agent, for Agent's own account, as a syndication fee the amount of $650,000 which shall be fully earned as of and payable on the date hereof.

         3.6      Changes in Laws and Increased Costs of Loans.

                  (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Agent to Borrower, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Agent, any Lender, any Participant of Congress or Reference Bank to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Agent, Lenders, any Participant of Congress or Reference Bank of making or maintaining any Eurodollar Rate Loans or by an amount deemed by Agent to be material, or (C) reduce the amounts received or receivable by Agent for the ratable benefit of Lenders in respect thereof, by an amount deemed by Agent to be material or (ii) the cost to Agent, Lenders, any Participant of Congress or Reference Bank of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Agent to be material. Borrower shall pay to Agent, for the ratable benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrower) any amounts required to compensate Agent, Lenders, any Participant of Congress or Reference Bank for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Agent setting forth the basis for the determination of such amount necessary to compensate Agent as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

                  (b)If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Agent other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
6.3 or any other payments made with the proceeds of Collateral, Borrower shall pay to Agent upon demand by Agent (or Agent may, at its option, charge any loan account of Borrower) any amounts required to compensate Agent, Lenders, any Participant of Congress or Reference Bank for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof. Agent shall provide Borrower with a written statement setting forth the amount of any such additional loss.


SECTION 4.        CONDITIONS PRECEDENT

         4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Lenders (or Agent on behalf of Lenders) making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

                  (a) Agent shall have received, in form and substance satisfactory to Agent, all releases, terminations and such other documents as Agent may request to evidence and effectuate the release and/or termination of any interest in and to any assets and properties of Borrower and each Obligor, other than liens and security interests permitted under Section 9.8 hereof, duly authorized, executed and delivered, including, but not limited to, UCC termination statements;

                  (b) Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent has valid perfected first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

                  (c) Agent shall have received the CIBC Access Agreement executed and delivered by CIBC;

                  (d) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or governmental authorities;

                  (e) no material adverse change shall have occurred in the assets, business or prospects of Borrower since the date of Agent's latest field examination and no change or event shall have occurred which would impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent to enforce the Obligations or realize upon the Collateral;

                  (f) Agent shall have completed a field review of the Records and such other information with respect to the Collateral as Agent may require to determine the amount of Loans available to Borrower (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing and test counts of the Inventory in a manner satisfactory to Lender, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the
Collateral), the results of which, in each case, shall be satisfactory to Agent, not more than three (3) Business Days prior to the date hereof;

                  (g) Agent shall have received an agreement in favor of Lenders and Agent from Commercial Account Purchaser acknowledging the first priority security interest of Agent, for the ratable benefit of Lenders, in monies due and to become due to Borrower (including, without limitation, credits and reserves) under the Commercial Account Agreement as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, and agreeing to transfer all such amounts to the Blocked Accounts (the "Commercial Account Acknowledgement");

                  (h)  Agent  shall  have   received,  in  form  and   substance
satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, acknowledgments by lessors, mortgagees and warehousemen of Agent's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Agent's access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

                  (i) Borrower shall have established the Blocked Accounts and Agent shall have received, in form and substance satisfactory to Agent, all agreements with the depository banks and Borrower with respect to such Blocked Accounts as Agent may require pursuant to Section 6.3 hereof, duly authorized, executed and delivered by such depository banks and Borrower;

                  (j) Agent shall have received evidence, in form and substance satisfactory to Agent, that all local banks used by Borrower for collections from retail store locations have been irrevocably authorized and directed in writing to remit such amounts to the Blocked Accounts;

                  (k) Agent shall have received Credit Card Acknowledgments in each case, duly authorized, executed and delivered by the Credit Card Issuers and Credit Card Processors;

                  (l) Agent shall have received a duly executed Private Label Card Agreement and Commercial Account Agreement, the terms and provisions of which shall be satisfactory to Agent;

                  (m) Agent shall have received, in form and substance satisfactory to Agent, a valid and effective title insurance policy issued by a company and agent acceptable to Agent (i) insuring the priority, amount and sufficiency of the Mortgages, (ii) insuring against matters that would be disclosed by surveys and (iii) containing any legally available endorsements, assurances or affirmative coverage requested by Agent for protection of Lenders' interests;

                  (n) the Excess Availability as determined by Agent, as of the date hereof, shall not be less than $20,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

                  (o) Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent and each Lender as loss payee with respect to the Collateral;

                  (p) Agent  shall  have  received    Commitments  from  Lenders
(including Congress) or Assignees of Congress in an aggregate amount equal to the Maximum Credit;

                  (q) Agent shall have received, in form and substance satisfactory to Agent, the opinion letter of counsel(s) to Borrower with respect to the Financing Agreements and the security interests and liens of Agent with respect to the Collateral and such other matters as Agent may request; and

                  (r) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance satisfactory to Agent.

         4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lenders (or Agent on behalf of Lenders) making Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

                  (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; and

                  (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.


SECTION 5.        SECURITY INTEREST

         To secure payment and performance of all Obligations, Borrower hereby grants to Agent, for the ratable benefit of Lenders, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for the ratable benefit of Lenders, as security, the following property and interests in property of Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

         5.1      Accounts;

         5.2      Inventory;

         5.3      Real Property Collateral;

         5.4      all present and future tax and duty refunds (the "Refunds");

         5.5  all  present  and  future  registered  and  unregistered  patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, and customer lists (the "Intellectual Property");

         5.6 all present and future contract rights relating to the Accounts, Inventory, Real Property, Intellectual Property and Refunds; licenses, whether as licensor or licensee, choses in action and other claims and general intangibles (including, without limitation, all present and future amounts due Borrower from any credit card issuer in connection with the purchase by such credit card issuer or any purchaser of any accounts) relating to the Accounts, Inventory, Real Property, Intellectual Property and Refunds; chattel paper, documents and instruments relating to the Accounts, Inventory, Real Property, Intellectual Property and Refunds; bills of lading, cargo receipts and other documents of title with respect to any Inventory of Borrower; letters of credit, bankers' acceptances and guaranties relating to the Accounts, Inventory, Real Property, Intellectual Property and Refunds;

         5.7 all present and future monies, securities and other investment property, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Secured Party or its affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise which relate to the Accounts, Inventory, Real Property, Intellectual Property and Refunds, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of the
Accounts, Inventory, Real Property, Intellectual Property and Refunds, including, without limitation, (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance relating to the Accounts, Inventory, Real Property, Intellectual
Property and Refunds, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party relating to the Accounts, Inventory, Real Property, Intellectual Property and Refunds, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, the Accounts, Inventory, Real Property, Intellectual Property and Refunds including, without limitation, returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtor or other persons securing the obligations of account debtors relating to the Accounts, Inventory, Real Property, Intellectual Property and Refunds;

         5.8 all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to any of the Accounts, Inventory, Real Property, Intellectual Property and Refunds, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which any of the foregoing are stored, including any rights of Borrower with respect to the foregoing maintained with or by any other person ("Records"); and

         5.9 all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

SECTION 6.        COLLECTION AND ADMINISTRATION

         6.1 Borrower's Loan Account. Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent's customary practices as in effect from time to time.

         6.2 Statements. Agent shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Agent for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Agent receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Agent. Until such time as Agent shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Agent by Borrower.

         6.3      Collection of Accounts.

                  (a)Agent shall establish and maintain, at its expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 6.3 hereto and after prior written notice to Agent, subject to
Section 9.16, such other banks as Borrower may hereafter select as are acceptable to Agent. The banks set forth on Schedule 6.3 constitute all of the banks with whom Borrower has deposit account arrangements and merchant payment arrangements as of the date hereof and identifies each of the deposit accounts at such banks to a retail store location of Borrower or otherwise describes the nature of the use of such deposit account by Borrower.

                           (i)  Borrower  shall deposit all  proceeds from sales
of Inventory in every form, including, without limitation, cash, checks, credit card sales drafts, credit card sales or charge slips or receipts and other forms of daily store receipts, from each retail store location of Borrower on each Business Day into the deposit accounts of Borrower used solely for such purpose and identified to each retail store location as set forth on Schedule 6.3. All such funds deposited into the separate deposit accounts shall be sent by wire transfer on a daily basis and all other proceeds of Collateral shall be sent by wire transfer, to the Blocked Accounts as provided in Section 6.3(a)(ii) below. Borrower shall irrevocably authorize and direct in writing,in form and substance satisfactory to Agent, each of the banks into which proceeds from sales of Inventory from each retail store location of Borrower are at any time deposited as provided above to send all funds deposited in such account by wire transfer on a daily basis to the Blocked Accounts. Such authorization and direction shall not be rescinded, revoked or modified without the prior written consent of Agent.

                           (ii)  Borrower shall establish  and maintain,  at its
expense, deposit accounts with such banks as are acceptable to Agent (the "Blocked Accounts") into which Borrower shall promptly either cause all amounts on deposit in its deposit accounts used by each retail store location to be sent as provided in Section 6.3(a)(i) above or shall itself deposit or cause to be deposited all proceeds from sales of Inventory, all amounts payable to Borrower from Credit Card Issuers, Credit Card Processors and the Commercial Account Purchaser and all other proceeds of Collateral. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Agent, providing that all items received or deposited in the Blocked Accounts are the property of Agent, for the ratable benefit of Lenders, that the depository bank has no lien upon, or right of setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Agent, as Agent may from time to time designate for such purpose ("Payment Account"). Borrower agrees that all amounts deposited in such Blocked Accounts or other funds received and collected by Agent, whether as proceeds of inventory or other Collateral or otherwise shall be the property of Agent, for the ratable benefit of Lenders.

                  (b) For purposes of calculating the amount of the Loans available to Borrower such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Agent in the Payment Account (the "Collection Period") provided such payments or other funds and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. The economic benefit of the Collection Period shall be for Agent's sole account.

                  (c) Borrower and all of its affiliates, subsidiaries, directors, employees or agents shall, acting as trustee for Agent, receive, as the property of Agent, for the ratable benefit of Lenders, any cash, checks, credit card sales drafts, credit card sales or charge slips or receipts, notes, drafts, all forms of store receipts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent, for the ratable benefit of Lenders, provided, that, if at any time the Excess Availability shall be less than $1,000,000, Borrower shall promptly upon Agent's request cause the portion thereof representing sales and/or use taxes payable in connection with such sales or otherwise to be deposited into a separate bank account or accounts established for such purpose. In no event shall and such cash, checks, credit card sales drafts, credit card sales or charge slips or receipts, notes, drafts or other payments be commingled with Borrower's own funds. Borrower agrees to reimburse Agent on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Agent, for the ratable benefit of Lenders, for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

         6.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time. Agent may apply payments received or collected from Borrower or for the account of Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Agent determines, provided that, all such payments shall be applied to Prime Rate Loans before being applied to Eurodollar Rate Loans. At Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to Agent, for the ratable benefit of Lenders, on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent. Borrower shall be liable to pay to Agent, for the ratable benefit of Lenders, and does hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Agent in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         6.5 Authorization to Make Loans. Agent, for the ratable benefit of Lenders, is authorized to make the Loans and provide the Letter of Credit Accommodations, for the account and risk of Lenders, based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:30 a.m. Chicago, Illinois time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

         6.6 Use of Proceeds. Borrower shall use the initial proceeds of the Loans provided by Agent, for the account and risk of Lenders, to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Agent on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements or related to the transactions contemplated. All other Loans made or Letter of Credit Accommodations provided by Agent to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

         6.7      Sharing of Payments, Etc.

                  (a) Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim Agent or a Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of Borrower at any of its offices, in dollars or in any other currency, against any principal of or interest on any unpaid Loans owed to such Lender or any other unpaid amount payable to such Lender hereunder (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and Agent thereof; provided, that, such Lender's failure to give such notice shall not affect the validity thereof.

                  (b) If any Lender (including Agent) shall obtain from Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Financing Agreement through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more of its Pro Rata Share of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by Borrower to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares. Amounts received by Agent under this Section 6.7(b) hereof shall be treated as a payment received from Borrower. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (c) Borrower agrees that any Lender so purchasing such a participation (or direct interest) may exercise, in a manner consistent with this Section 6.7, all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

                  (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 6.7 applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section 6.7 to share in the benefits of any recovery on such secured claim.

         6.8      Settlement Procedures.

                  (a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent shall, subject to the terms of this Section 6.8, make available, on behalf of Lenders, the full amount of the Loans requested or charged to Borrower's loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without any requirement of prior notice to Lenders of the proposed Loans.

                  (b) With respect to all Loans made by Agent on behalf of Lenders as provided in this Section 6.8, the amount of each Lender's Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 P.M. (Chicago, Illinois time) on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly. Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a "Settlement Period"). If the summary statement is prior to 12:00 Noon (Chicago, Illinois time) then such Lender shall make the settlement transfer described in this Section by no later than 2:00 P.M. (Chicago, Illinois time) on the day such summary statement was sent, and if such summary statement after 12:00 Noon (Chicago, Illinois time) such Lender shall make such settlement transfer by no later than 2:00 P.M. (Chicago, Illinois time) on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender's Pro Rata Share of the outstanding Loans is more than such Lender's Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase; alternatively, if the amount of a Lender's Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender's Pro Rata Share of the outstanding Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. Each of Agent and Lenders agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans and Letter of Credit Accommodations.

                  (c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section 6.8. In lieu of weekly or more frequent settlements, Agent may at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent's disbursement of such Loan to Borrower.

                  (d) Because Agent, on behalf of Lenders, may be advancing or may be repaid Loans prior to the time when Lenders will actually advance or be repaid Loans, interest and fees with respect to the outstanding Loans shall be allocated by Agent to each Lender (including Agent), and the amount of each Lender's Pro Rata Share shall be computed daily, in accordance with the amount of the outstanding Loans actually advanced by and repaid to each Lender on each day during each Settlement Period and shall accrue from and including the date such Loans are advanced by Agent to but excluding the date such Loans are repaid by Borrower in accordance with the terms of this Agreement or actually settled by the applicable Lender as described in this Section 6.8. Provided that such Lender has made all payments required to be made by it under this Agreement and the other Financing Agreements, Agent will pay to such Lender, by wire transfer to such Lender not later than 12:00 noon (Chicago, Illinois time) on or about the tenth (10th) day of each month, such Lender's Pro Rata Share of interest and fees actually received and collected from Borrower for the benefit of Lenders.

                  (e) Nothing in this Section 6.8 or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

         6.9 Mandatory Prepayments from the Sale of the Real Property Collateral. Notwithstanding anything to the contrary contained herein, so long as no Event of Default exists and is continuing, Borrower shall be permitted to sell any Real Property Collateral provided that, in each instance, Borrower receives net proceeds from the sale of each such Real Property Collateral of not less than the amount set forth on Schedule 6.9 hereof next to each respective parcel of Real Property Collateral (the "Minimum Sales Price"). The net proceeds from each such sale shall be remitted to Agent, for the ratable benefit of Lenders, for application to the Loan in accordance with Section 6.4 hereof. In addition to and not in limitation of Agent's right to establish Availability Reserves hereunder, Borrower hereby expressly consents, each time that any Real Estate Collateral is sold, to the establishment of a reserve in an amount equal to the Minimum Sales Price for such Real Estate Collateral.

SECTION 7.        COLLATERAL REPORTING AND COVENANTS

         7.1 Collateral Reporting. Borrower shall provide Agent with the following documents in a form satisfactory to Agent:

                  (a) on a weekly basis or more frequently as Agent may request,
(i) inventory reports by categories and location (including (A) indicating the amounts of Inventory at distribution centers and stores and (B) scheduling all of Borrower's prepaid Inventory), (ii) reports of sales of Inventory, indicating gross sales, returns, allowances and net sales, and (iii) reports of aggregate Inventory purchases (including all costs related thereto, such as freight, duty and taxes);

                  (b)on a monthly basis or more frequently as Agent may request,
(i) perpetual Inventory reports by category and location, (ii) a schedule of all consigned Inventory, (iii) a slow moving Inventory report, and (iv) a schedule of accounts payable;

                  (c) upon Agent's request, (i) copies of deposit slips and bank statements, (ii) copies of purchase orders, invoices and delivery documents for Inventory acquired by Borrower, (iii) reports on sales and use tax collections, deposits and payments, including monthly sales and use tax accruals, and (iv) reports by retail store location of sales and operating profits for each such retail store location;

                  (d) as soon as available, but in any event not later than five
(5) Business Days after receipt by Borrower, the monthly statements received by Borrower from any Credit Card Issuers or Credit Card Processors, together with such additional information with respect thereto as shall be sufficient to enable Agent to monitor the transactions pursuant to the Credit Card Agreements; and

                  (e) such other reports as to the Collateral as Agent shall request from time to time.

If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2      Accounts Covenants.

                  (a) Borrower shall notify Agent promptly of: (i) any notice of a material default by Borrower under any of the Merchant Agreements or of any default which might result in the Credit Card Issuer, Commercial Account Purchaser or Credit Card Processor ceasing to make payments or suspending payments to Borrower, (ii) any notice from any Credit Card Issuer, Commercial Account Purchaser or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to Borrower from such person, or that such person is terminating or will terminate any of the Merchant Agreements, and (iii) the failure of Borrower to comply with any material terms of the Credit Card Agreements or any terms thereof which might result in the Credit Card Issuer, Commercial Account Purchaser or Credit Card Processor ceasing or suspending payments to Borrower.

                  (b) Agent may, at any time or times that an Event of Default exists or has occurred, (i) notify any or all account debtors, Commercial Account Purchaser, Credit Card Issuers and Credit Card Processors that the
Accounts have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all account debtors, Commercial Account Purchaser, Credit Card Issuers and Credit Card Processors to make payments of Accounts directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Agent shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests.

         7.3 Inventory Covenants. With respect to the Inventory: (a) Borrower shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower shall conduct a physical count of the Inventory at least once each year, but at any time or times as Agent may request on or after an Event of Default, and promptly following such physical inventory shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Agent's request, Borrower shall, at its expense, no more than three (3) times in any twelve (12) month period; but at any time or times as Agent may request at Agent's expense, or at any time or times as Agent may request at Borrower's expense on or after an Event of Default, deliver or cause to be delivered to Agent written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent or upon which Agent is expressly permitted to rely; (e) upon Agent's request, Borrower shall, at its expense, conduct through RGIS Inventory Specialists, Inc. or another inventory counting service acceptable to Agent, a physical count of the Inventory in form, scope and methodology acceptable to Agent no more than once in any twelve (12) month period, but at any time or times as Agent may request on or after an Event of Default, or at any time or times as Agent may request in the event of test count variances in excess of the shrinkage reserve established by Borrower, the results of which shall be reported directly by such inventory counting service to Agent and Borrower shall promptly deliver confirmation in a form satisfactory to Agent that appropriate adjustments have been made to the inventory records of Borrower to reconcile the inventory count to Borrower's inventory records; (f) Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (g) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the

Inventory; (h) Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory except for the right of return given to retail customers of Borrower in the ordinary course of the business of Borrower in accordance with the then current return policy of Borrower; (i) Borrower shall keep the Inventory in good and marketable condition; and (j) Borrower shall not acquire or accept any Inventory on consignment or approval, except to the extent such Inventory is reported to Agent in accordance with the terms hereof.

         7.4 Power of Attorney. Borrower hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as Borrower's true and lawful attorney-in-fact, and authorizes Agent, in Borrower's or Agent's name, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor,
(viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Agent, and open and dispose of all mail addressed to Borrower, (ix) sign Borrower's name on any verification of Accounts and notices thereof to account debtors, (x) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, and (xi) do all acts and things which are necessary, in Agent's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements; and (b) at any time to (i) take control in any manner of any item of payment on or respecting Collateral or proceeds thereof to the extent it has not been timely deposited into the Blocked Account in accordance with the provisions of this Agreement, (ii) have access to any lockbox or postal box into which any proceeds of Collateral is deposited, (iii) endorse Borrower's name upon any items of payment on or respecting Collateral or proceeds of Collateral and deposit the same in the Agent's account for application to the Obligations, and (iv) execute in Borrower's name and file any UCC financing statements or amendments thereto. Borrower hereby releases Agent and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.5 Right to Cure. Agent may, at its option, (a) cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Agent's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto. Agent may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Agent shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.6 Access to Premises. From time to time as requested by Agent, at the cost and expense of Borrower, (a) Agent or its designee shall have complete access to all of Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including, without limitation, the Records, and (b) Borrower shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and (c) Agent or its designee may use during

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

normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.


SECTION 8.        REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lenders to Borrower:

         8.1 Corporate Existence, Power and Authority; Subsidiaries. Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Agent or any Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms. Borrower does not have any subsidiaries except Lumber Jack, Inc..

         8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Agent or Lenders have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Agent or Lenders prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Agent or Lenders prior to the date of this Agreement.

         8.3 Chief Executive Office; Collateral Locations. The chief executive office of Borrower and Borrower's Records concerning Accounts and Inventory are located only at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof and to the best of Borrower's knowledge, the holders of any mortgages on such locations.

         8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Agent, for the ratable benefit of Lenders, under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under
Section 9.8 hereof. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent, for the ratable benefit of Lenders, and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

         8.5 Tax Returns. Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Agent). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, and has collected, deposited and remitted in accordance with all applicable laws all sales and/or use taxes applicable to the conduct of its business, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed. Borrower has collected and deposited in a separate bank account or remitted to the appropriate tax authority all sales and/or use taxes applicable to its business required to be collected under the laws of the United States and each possession or territory thereof, and each State or political subdivision thereof, including any State in which Borrower owns any Inventory or owns or leases any other property.

         8.6 Litigation. Except as set forth on the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which is reasonably likely to result in any material adverse change in the assets, business or prospects of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent to enforce any Obligations or realize upon any Collateral.

         8.7      Compliance with Other Agreements and Applicable Laws.

                  (a) Borrower is not in default in any respect under, or in violation in any respect of any of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound. Borrower is in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority relating to its business, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, all Federal, State and local statutes, regulations, rules and orders relating to consumer credit (including, without limitation, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), all Federal, State and local states, regulations, rules and orders pertaining to sales of consumer goods (including, without limitation, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder), except any such defaults, violations or non-compliance that, individually or in the aggregate, have not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect.

                  (b) Borrower has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any governmental agency required for the lawful conduct of its business (the "Permits"). The Permits constitute all permits, licenses, approvals, consents, certificates, orders or authorizations necessary for Borrower to own and operate its business as presently conducted or proposed to be conducted where the failure to have such Permits would have a material adverse effect on the business, performance, operations or properties of Borrower or the legality, validity or enforceability of this Agreement or the other Financing Agreements or the ability of Borrower to perform its obligations under the Agreement or any of the other Financing Agreements or the rights and remedies of Agent and Lenders under this Agreement or any of the other Financing Agreements. All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or, to the best of Borrower's knowledge, after due investigation, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

         8.8      Environmental Compliance.

                  (a) Except as set forth on Schedule 8.8 hereto, to Borrower's knowledge, Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law in any material respect or any license, permit, certificate, approval or similar authorization issued to Borrower thereunder and the operations of Borrower comply in all material respects with all applicable Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

                  (b) There is no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person pending or threatened with respect to any non-compliance with or violation of the requirements of any applicable Environmental Law by Borrower nor has there been any release, spill or discharge, overtly threatened or actual, of any Hazardous Material on any properties of Borrower, releases, spills or discharges from any properties at which Borrower has transported, stored or disposed of any Hazardous Materials, or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental matter which affects Borrower or its business, operations or assets in any material respect.

                  (c) Borrower has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

                  (d)  Borrower  has  all   licenses,   permits,   certificates,
approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect in each case where the failure to obtain or maintain such licenses, permits, certificates, approvals or similar authorizations would have a material adverse effect on the assets or business of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent or any Lender to enforce any Obligations or realize upon any Collateral.

         8.9 Merchant Agreements. Set forth in Schedule 8.9 hereto is a correct and complete list of (a) all of the Merchant Agreements and all other agreements, documents and instruments existing as of the date hereof between or among Borrower, any of its affiliates, the Commercial Account Purchaser, the Credit Card Issuers, the Credit Card Processors and any of their affiliates, (b) the percentage of each sale payable to the Commercial Account Purchaser, the Credit Card Issuer or Credit Card Processor under the terms of the Merchant Agreements, (c) all other fees and charges payable by Borrower under or in connection with the Merchant Agreements, and (d) the term of such Merchant Agreements. The Merchant Agreements constitute all of such agreements necessary for Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Accounts of Borrower arise from purchases by customers of Inventory with credit cards or debit cards, other than those Accounts purchased by the Commercial Account Purchaser and other than those which are issued by Credit Card Issuers with whom Borrower has entered into one of the Credit Card Agreements set forth on Schedule 8.9 hereto or with whom Borrower has entered into a Credit Card Agreement in accordance with Section
9.13 hereof. Each of the Merchant Agreements constitutes the legal, valid and binding obligations of Borrower and to the best of Borrower's knowledge, the other parties thereto, enforceable in accordance with their respective terms and are in full force and effect. No default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Merchant Agreements exists or has occurred. Borrower and the other parties thereto have complied with all of the terms and conditions of the Merchant Agreements to the extent necessary for Borrower to be entitled to receive all payments thereunder. Borrower has delivered, or caused to be delivered to Agent or Lenders, true, correct and complete copies of all of the Merchant Agreements.

         8.10     Employee Benefits.

                  (a) Borrower has not engaged in any transaction in connection with which Borrower or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to ERISA or a tax imposed the Code, including any accumulated funding deficiency described in Section 8.10(c) hereof and any deficiency with respect to vested accrued benefits described in Section 8.10(d) hereof.

                  (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrower to be incurred with respect to any employee benefit plan of Borrower or any of its ERISA Affiliates, other than for premiums in the ordinary course under Section 4007 of ERISA. There has been no reportable event (within the meaning of ERISA) or any other event or condition with respect to any employee benefit plan of Borrower or any of its ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

                  (c) Full payment has been made of all amounts which Borrower or any of its ERISA Affiliates is required under ERISA and the Code to have paid under the terms of each employee benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in ERISA and the Code), whether or not waived, exists with respect to any employee pension benefit plan, including any penalty or tax described in Section 8.10(a) hereof and any deficiency with respect to vested accrued benefits described in Section 8.10(d) hereof.

                  (d) As of the last day of the most recent plan year, the current value of all vested accrued benefits under all employee pension benefit plans maintained by Borrower that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 8.10(a) hereof and any accumulated funding deficiency described in Section 8.10(d) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

                  (e) Neither Borrower nor any of its ERISA Affiliates is or has within the last ten years, ever been obligated to contribute to any "multiemployer plan" (as such term is defined in ERISA) that is subject to Title IV of ERISA.

         8.11 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth on Schedule 6.3 hereto, subject to the right of Borrower to establish new accounts in accordance with Section 9.13 below.

         8.12 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrower in writing to Agent or Lenders in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrower, which has not been fully and accurately disclosed to Agent or Lenders in writing.

         8.13 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent and Lenders. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Agent and Lenders.


SECTION 9.        AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1 Maintenance of Existence. Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrower shall give Agent thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Agent a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

         9.2 New Collateral Locations. Borrower may open any new location within the continental United States provided Borrower (a) gives Agent twenty (20) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.

         9.3      Compliance with Laws, Regulations, Etc.

                  (a) Borrower shall at all times comply in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders and duly observe all material requirements, of any foreign, Federal, State or local governmental authority, including the Occupational Safety and Health Act of 1970, as amended, the Code, the Fair Labor Standards Act of 1938, as amended, and the rules and regulations thereunder, all Federal, State and local statutes, regulations, rules and orders relating to consumer credit (including, without limitation, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), all Federal, State and local statutes, regulations, rules and orders pertaining to sales of consumer goods (including, without limitation, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder) and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all Environmental Laws, ,except where the failure to so comply does not, individually or in the aggregate, and could not reasonably be expected to, result in a Material Adverse Effect. .

                  (b) Borrower shall establish and maintain, at its expense, a system to assure and monitor its continued compliance with all Environmental Laws in all of its operations, which system shall include periodic assessment of such compliance by employees or agents of Borrower who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrower to Agent upon Agent's written request. Borrower shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.

                  (c) Borrower shall give written notice to Agent immediately upon Borrower's receipt of any notice of, or Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material in violation of any Environmental Law or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which has a Material Adverse Effect on Borrower or its business, operations or assets or any properties at which Borrower transported, stored or disposed of any Hazardous Materials.

                  (d) Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid any material non-compliance, with any Environmental Law, Borrower shall, at Agent's request and Borrower's expense: (i) cause an independent environmental engineer acceptable to Agent to conduct such tests of the site where Borrower's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Agent a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such non-compliance, or Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

                  (e) Borrower shall indemnify and hold harmless Agent and Lender, their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.4 Payment of Taxes and Claims. Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Agent or any Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Agent and each Lender harmless with respect to the foregoing, and to repay to Agent and each Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Agent or any Lender from any amounts charged or paid hereunder to Agent or any Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.5 Insurance. Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Agent as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Agent as Agent shall require as proof of such insurance, and, if Borrower fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Agent and each Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Agent. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent, for the ratable benefit of Lenders, as its interests may appear and further specify that Agent shall be paid regardless of any act or omission by Borrower or any of its affiliates. At its option, Agent may apply any insurance proceeds received by Agent at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine or hold such proceeds as cash collateral for the Obligations.

         9.6      Financial Statements and Other Information.

                  (a) Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its subsidiaries (if any) in accordance with GAAP and Borrower shall furnish or cause to be furnished to Agent: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and, if Borrower has any subsidiaries, unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and, if Borrower has any subsidiaries, audited consolidating financial statements of Borrower and its subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Agent, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its subsidiaries as of the end of and for the fiscal year then ended.

                  (b) Borrower shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise and
(ii) the occurrence of any Event of Default or act, condition or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

                  (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

                  (d) Without limiting the rights of Agent under any other provision of this Agreement, as soon as available, but in any event not later than three (3) days after the end of each calendar month, Borrower shall deliver to Agent, in form and substance satisfactory to Agent, in each case certified by the Chief Financial Officer of Borrower as true and correct, a statement confirming the payment of rent and other amounts due to owners and lessors of real property used by Borrower in the immediately preceding month. Borrower shall also deliver to Agent, immediately upon receipt, copies of any default notice received by Borrower from any owner or lessor of any Real Property.

                  (e) Borrower shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower, as Agent may, from time to time, reasonably request. Agent and Lenders are hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other government agency or to any participant or assignee or prospective participant or assignee. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Agent such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Agent may be destroyed or otherwise disposed of by Agent one (1) year after the same are delivered to Agent, except as otherwise designated by Borrower to Agent in writing.

         9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrower shall not, directly or indirectly:

                  (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or

                  (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of its real or personal property to any other Person, except for (i) sales of Inventory in the ordinary course of business, (ii) sales of the Real Property Collateral in accordance with Section 6.9 hereof, (iii) (A) sales of equipment and other real property which Borrower has determined are no longer necessary in the conduct of its business or (B) sales of any real or personal property which is subject to the lien or security interest of CIBC and/or Fortress provided that , in each instance, the sale of such equipment, real property or other assets will not have a Material Adverse Effect upon the Borrower's assets or business, taken as a whole; and (iv) provided no Default exists and is continuing, (A) sales of any other assets provided that the aggregate amount of such assets shall not exceed $2,000,000 per annum, or (B) sales by Borrower of any of Borrower's Capital Stock, provided that, in each instance, the proceeds from such sale (other than from the sale of any real or personal property which is subject to the lien or security interest of CIBC and/or Fortress) are remitted to Agent for application against the Loans then outstanding; or

                  (c)      form or acquire any subsidiaries, or

                  (d)      wind up, liquidate or dissolve, or

                  (e)      agree to do any of the foregoing.

         9.8 Encumbrances. Borrower shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except: (a) liens and security interests of Agent, for the ratable benefit of Lenders; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of Borrower as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto; (e) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not to exceed $10,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; (f) liens or rights of setoff or credit balances of Borrower with Credit Card Issuers but not liens on or rights of setoff against any other property or assets of Borrower pursuant to the Credit Card Agreements (as in effect on the date hereof) to secure the obligations of Borrower to the Credit Card Issuers as a result of fees and chargebacks; and (g) liens or rights of setoff or credit balances of Borrower with Commercial Account Purchaser but not liens on or right of setoff against any other property of assets of Borrower, all as more particularly set forth in the Commercial Acknowledgment; and (h) the liens and security interests set forth on Schedule 8.4 hereto.

         9.9 Indebtedness. Borrower shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except:

                  (a) the Obligations;

                  (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books;

                  (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement;

                  (d) obligations or indebtedness existing as of the date hereof set forth on Schedule 9.9 hereto ("Schedule 9.9 Indebtedness"), provided, that,
(i) notwithstanding anything to the contrary contained herein, Borrower may refinance the Borrower's obligations to Fortress and/or CIBC, provided that in connection therewith any such replacement lender executes and delivers an access agreement substantially on the same terms as the Fortress Access Agreement or CIBC Access Agreement, as the case may be, (ii) Borrower may only make regularly scheduled payments of principal and interest in respect of the Schedule 9.9 Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to the Schedule 9.9 Indebtedness as in effect on the date hereof or make mandatory prepayments required to be made under the agreements or instruments referred to on Schedule 9.9 hereto, (iii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect the repayment terms of the Schedule 9.9 Indebtedness or the repayment terms of any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire the Schedule 9.9 Indebtedness (other than pursuant to clause (d)(i) above) , or set aside or otherwise deposit or invest any sums for such purpose, and (iv) Borrower shall furnish to Agent all notices or demands in connection with such indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

         9.10 Loans, Investments, Guarantees, Etc. Borrower shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; and (b) the existing loans, advances and guarantees by Borrower outstanding as of the date hereof as set forth on Schedule 9.10 hereto; provided, that, as to such loans, advances and guarantees, (i) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire such guarantee or set aside or otherwise deposit or invest any sums for such purpose and (ii) Borrower shall furnish to Agent all notices, demands or other

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

materials in connection with such loans, advances or guarantees either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be; and (c) investments in a maximum aggregate amount of $2,000,000; provided, that, as to any of the foregoing, unless waived in writing by Agent, Borrower shall take such actions as are deemed necessary by Agent to perfect the security interest of Agent in such investments.

         9.11 Dividends and Redemptions. Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing; except that so long as no Event of Default exists or is continuing, Borrower may make payments in connection with a reverse stock split or with respect to the exercise of any options relating to any class of Capital Stock provided that the aggregate amount of all such payments shall not exceed $1,000,000.

         9.12 Transactions with Affiliates. Borrower shall not directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, employee, shareholder, director, agent or any other person affiliated with Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person or (b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing to any officer, employee, shareholder, director or other person affiliated with Borrower except reasonable compensation to officers, employees and directors for services rendered to Borrower in the ordinary course of business. Any payments made under the CIBC Credit Agreement shall not be deemed to be transactions with shareholders prohibited hereunder.

         9.13 Merchant Agreements. Borrower shall (a) observe and perform all material terms, covenants, conditions and provisions of the Merchant Agreements to be observed and performed by it at the times set forth therein; (b) not do, permit, suffer or refrain from doing anything, as a result of which there could be a default under or breach of any of the terms of any of the Merchant Agreements, (c) at all times maintain in full force and effect the Merchant Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Merchant Agreements, or consent to or permit to occur any of the foregoing; except, that, Borrower may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of Borrower; provided, that, Borrower shall give Agent not less than fifteen (15) days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements;
(d) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless (i) Agent shall have received not less than thirty (30) days prior written notice of the intention of Borrower to enter into such agreement (together with such other information with respect thereto as Agent may request) and (ii) Borrower delivers, or causes to be delivered to Agent, a Credit Card Acknowledgment in favor of Agent, for the ratable benefit of Lenders; (e) give Agent immediate written notice of any Credit Card Agreement entered into by Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request; and (f) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may require from time to time concerning the observance, performance and compliance by Borrower or the other party or parties thereto with the terms, covenants or provisions of the Merchant Agreements.

         9.14 Adjusted Net Worth. Borrower shall, at all times, maintain Adjusted Net Worth of not less than $135,000,000.

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

         9.15     Compliance with ERISA.

                  (a) Borrower shall not with respect to any "employee benefit plans" maintained by Borrower or any of its ERISA Affiliates: (i) terminate any of such employee pension plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee benefit plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under the Code or ERISA, (iii) fail to pay to any such employee benefit plan any contribution which it is obligated to pay under ERISA, the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

                  (b) As used in this Section 9.15, the term "employee pension benefit plans," "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in the Code and ERISA.

         9.16 Additional Bank Accounts. Borrower shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 6.3 hereto, except:
(a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Agent and subject to such conditions thereto as Agent may establish and (b) as to any accounts used by Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Agent.

         9.17 Costs and Expenses. Borrower shall pay to Agent, for the ratable benefit of Lenders, on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, the rights of Agent, for the ratable benefit of Lenders, in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) cost and expenses for insurance premiums, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, for the ratable benefit of Lenders, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent and/or Lenders arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $650 per person per day for Agent's examiners in the field and office; and (h) the fees and disbursements of counsel (including legal assistants) to Agent and Lenders in connection with any of the foregoing.

         9.18 Year 2000 Compliance. Borrower shall take all action which may be required so that its computer-based information systems, including, without limitation, all of its proprietary computer hardware and software and all computer hardware and software leased or licensed from third parties (and whether supplied by others or with which Borrower's systems interface) are able to operate effectively and correctly process data using dates on or after January 1, 2000. Compliance with the foregoing shall mean that the systems will operate and correctly process data without human intervention such that (a) there is correct century recognition, (b) calculations properly accommodate same century and multi-century formulas and date values, (c) all leap years shall be calculated corrected and (d) the information systems shall otherwise comply with applicable industry standards and regulatory guidelines regarding the change of the century and year 2000 compliance. Borrower shall, by no later than November 30, 1999, certify to Agent in writing that its information systems have been modified, updated and reprogrammed as required by this Section. On and after November 30, 1999, the computer-based information systems of Borrower shall be, and with ordinary course upgrading and maintenance, will continue to be, sufficient to permit Borrower to conduct its business without any adverse effect as a result of the year 2000.

         9.19 Further Assurances. At the request of Agent or any Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Agent may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Agent, Agent may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Agent and Lenders to execute and file one or more UCC financing statements signed only by Agents and Lenders.


SECTION 10.       EVENTS OF DEFAULT AND REMEDIES

         10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

                  (a) (i) Borrowers fail to pay any of the Obligations within three (3) days after the same becomes due and payable; or (ii) any Borrower or any Obligor fails to perform any of the covenants contained in this Agreement or any of the other Financing Agreements other than as described in Section 10.1(a)(i) and such failure shall continue for twenty (20) days; provided, that, such twenty (20) day period shall not apply in the case of (A) any failure to observe any such covenant which is not capable of being cured at all or within such twenty (20) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach of any Borrower or any Obligor of any such covenant or (C) the failure to observe or perform any of the covenants or provisions contained in Section 9.2, 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13, 9.14, 9.16, 9.17 or 9.18 of this Agreement or any covenants or agreements covering substantially the same matter as such sections in any of the other Financing Agreements or (iii) any Borrower fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

                  (b) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent, for the ratable benefit of Lenders;

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                  (c) any judgment for the payment of money is rendered  against
Borrower or any Obligor in excess of $1,000,000 in any one case or in excess of $5,000,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets;

                  (d) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or Borrower or any Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

                  (e) Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

                  (f) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within forty-five
(45) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

                  (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property; or

                  (h) any default by Borrower or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Agent or any Lender including, without limitation, the CIBC Credit Agreement or the Fortress Credit Agreement, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Agent or any Lender, in any case in an amount in excess of $5,000,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower or any Obligor under any material contract (including, without limitation, any of the Merchant Agreements), lease, license or other obligation to any person other than Agent or any Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

                  (i)      any Change of Control;

                  (j) (i) Commercial Account Purchaser shall send notice to Borrower that it is ceasing to make or suspending payments to Borrower of amounts due or to become due to Borrower or shall cease or suspend such payments, or (ii) Commercial Account Purchaser shall send notice to Borrower that it is terminating its arrangements with Borrower or Borrower notifies Agent and Commercial Account Purchaser that Borrower is terminating its arrangements with Commercial Account Purchaser unless thirty (30) days prior to any intended termination, Borrower has entered into replacement financing with respect to the Commercial Receivables, the terms and provisions of which shall be satisfactory to Agent; or (iii) the termination of any financing arrangements with respect to the Commercial Receivables as a result of any event of default under such arrangements, which continues for more than the applicable cure period, if any, with respect thereto;

                  (k) the indictment of Borrower or any Obligor under any criminal statute, or commencement of criminal or civil proceedings against Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such Obligor;

                  (l) there shall be a material adverse change in the business or assets of Borrower or any Obligor after the date hereof; or

                  (m) there shall be an event of default under any of the other Financing Agreements.

         10.2     Remedies.

                  (a) At any time an Event of Default exists or has occurred and is continuing, Agent, for the ratable benefit of Lenders, shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent, for the ratable benefit of Lenders, hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Agent, for the ratable benefit of Lenders, may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

                  (b) Without  limiting the  foregoing,  at any time an Event of
Default exists or has occurred and is continuing, Agent, for the ratable benefit of Lender, may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Agent, for the ratable benefit of Lenders, (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(f) and 10.1(g), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with Agent or any Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent, for the ratable benefit of Lenders. If notice of disposition of Collateral is required by law, five (5) days prior notice by Agent to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

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

                  (c) Agent may apply the cash proceeds of  Collateral  actually received by Agent, for the ratable benefit of Lenders, from any sale, lease, foreclosure or other disposition of the Collateral to payment of the
Obligations, in whole or in part and in such order as Agent may elect, whether or not then due. Borrower shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

                  (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Agent and Lenders may, at their option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Agent, on behalf of Lenders, to Borrower.


SECTION 11.       JURY TRIAL WAIVER; OTHER WAIVERS
                  AND CONSENTS; GOVERNING LAW

         11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

                  (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

                  (b) Borrower, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the New York State Supreme Court, New York County, and the United States District Court for the Southern District of New York and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent or any Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

                  (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent or any Lenders' option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Agent or any Lender against Borrower for the amount of the claim and other relief requested.

                  (d) BORROWER, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS

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

RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER, AGENT OR LENDERS MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (e) Neither Agent nor any Lender shall have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and Lenders, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         11.2 Waiver of Notices. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Agent may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

         11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Agent, and as to amendments, as also signed by an authorized officer of Borrower. Agent shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Agent. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         11.4 Waiver of Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5 Indemnification. Borrower shall indemnify and hold Agent, Lenders and their directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel, except for any losses, claims, damages, liabilities, costs or expenses which result from the gross negligence or willful misconduct of Lender or Agent as determined pursuant to a final non-appealable order of a court of competent jurisdiction . To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Agent and/or the affected Lenders in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.


SECTION 12.       THE AGENT

         12.1 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Financing Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by Borrower or any Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

         12.2  Reliance  by  Agent.  Agent  shall be  entitled  to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

         12.3     Events of Default.

                  (a) Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default or other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, unless and until Agent has received written notice from a Lender or Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a "Notice of Default or Failure of Condition". In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to Lenders. Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by Required Lenders; provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, the Agent may, but shall have no obligation to, continue to make

Loans and issue or cause to be issued Letter of Credit Accommodations for the ratable account and risk of Lenders from time to time if Agent believes making such Loans or issuing or causing to be issued such Letter of Credit Accommodations is in the best interests of Lenders.

                  (b) Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Accommodations or other Obligations, as against Borrower or any Obligor or any of the Collateral or other property of Borrower or any Obligor.

         12.4 Rights as a Lender. With respect to its Commitment and the Loans made and Letter of Credit Accommodations issued or caused to be issued by it (and any successor acting as Agent), so long as the Agent shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity as Lender hereunder. Congress (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrower and Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as Agent, and Congress and its Affiliates may accept fees and other consideration from Borrower and Obligors for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

         12.5 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower hereunder and without limiting the Obligations of Borrower hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction.

         12.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and any Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by Borrower or any Obligor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrower or any Obligor. Agent will use reasonable efforts to provide Lenders with any information received by Agent from Borrower which is required to be provided to Lenders hereunder, with a copy of any Notice of Default or Failure of Condition received by Agent from Borrower or any Lender and with a copy of any notice of an Event of Default delivered by Agent to Borrower; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of Borrower or any of its Subsidiaries (or any of their affiliates) that may come into the possession of Agent or any of its Affiliates.

         12.7 Failure to Act. Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by Agent by reason of taking or continuing to take any such action.

         12.8 Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to Lenders and Borrower. Upon any such resignation, Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Lenders, and the appointment accepted by such successor Agent within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint (without the consent of Borrower) a successor Agent that shall be a bank, commercial finance company or other financial institution. Upon the acceptance of any appointment as Agent hereunder by a successor Agent in accordance with the terms hereof, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         12.9 Consents and Releases of Collateral under Financing Agreements. Except as otherwise provided in Section 13.6 hereof with respect to certain amendments or modifications to this Agreement, without the prior consent of each Lender, Agent shall not release any Collateral or otherwise terminate any security interest in or lien upon any of the Collateral under any of the Financing Agreements, except that no such consent shall be required, and Agent is hereby authorized (i) to release any security interest in or lien upon any of the Collateral which is the subject of a disposition permitted hereunder or under the other Financing Agreements, or (ii) to release, in any fiscal year of Borrower, any security interest in or lien upon any of the Collateral the value of which does not exceed $5,000,000

         12.10    Collateral Matters.

                  (a) Except as otherwise expressly provided for in this Agreement, Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by Borrower or any Obligor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letter of Credit Accommodations hereunder, or whether any particular Availability Reserves are appropriate, or that the liens and security interests granted to Agent herein or pursuant hereto or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender, other than liability for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

                  (b) Each Lender hereby appoints each other as agent for the purpose of perfecting the security interest of Agent in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.

SECTION 13.       TERM OF AGREEMENT; MISCELLANEOUS

         13.1     Term.

                  (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Agent or Borrower may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Agent, for the ratable benefit of Lenders, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Agent, for the ratable benefit of Lenders, in such amounts as Agent determines are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Agent and Lenders have not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Agent, as Agent may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Agent are received in such bank account later than 12:00 noon, Chicago, Illinois time.

                  (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and the continuing security interest of Agent, for the ratable benefit of Lenders, in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

                  (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lenders' lost profits as a result thereof, Borrower agrees to pay to Agent, for the ratable benefit of Lenders, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                   Amount                          Period
                   ------                          ------

        (i)   3% of Maximum Credit     From the date hereof to and including
                                       November 17, 2000.

        (ii)  2% of Maximum Credit     From  November  18, 2000 to and including
                                       November 17, 2001.

        (iii) 1% of Maximum Credit     From  November  18, 2001 to and including
                                       November17, 2002.

Such early termination fee shall be presumed to be the amount of damages sustained by Lenders as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Agent, for the ratable benefit of Lenders shall be entitled to such early termination fee upon the occurrence of any

Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Agent does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 13.1 shall be deemed included in the Obligations.

                  (d)  Notwithstanding  anything to the  contrary  contained  in
Section 13.1(c), in the event of the termination of this Agreement by Borrower prior to the end of the then current term and the full and final repayment of all of the Obligations and the receipt by Agent of cash collateral all as provided in Section 13.1(a), Borrower shall not be required to pay the early termination fee provided for above if each of the following conditions is satisfied: (i) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (ii) Agent shall have received not less than thirty (30) days prior written notice of the intention of Borrower to so terminate this Agreement, and (iii) the final payment in full of all of the Obligations is received simultaneously with (A) the refinancing of the Credit Facility with proceeds of loans made by First Union National Bank or its affiliates to Borrower; (B) the consummation of a public equity offering by Borrower through Wheat First Securities, which equity offering shall be registered under the Securities Act of 1933, as amended; (C) the consummation by Borrower of a high-yield debenture or note offering; (D) in the event that Bowles Hollowell Conner, as the investment advisor to the Borrower, is successful in consummating a sale of substantially all of the assets of Borrower or the merger of Borrower with and into an acquiring corporation; (E) the refinancing of the Credit Facility with proceeds of loans made by First Union National Bank, Congress or their respective affiliates in connection with the consummation by the Borrower of a sale of substantially all of the assets of Borrower or the merger of Borrower with and into an acquiring corporation, or
(F) any combination of the items (A) through (E).

         13.2 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Agent and Lenders at their addresses set forth below and to Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

         13.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         13.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lenders, Agent and Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders. No Lender may assign its rights and obligations under this Agreement (or any part thereof) without the prior written consent of all Lenders and Agent, except as permitted under Section 13.5(b) hereof. Any purported assignment by a Lender without such prior express consent or compliance with
Section 13.5(b) where applicable, shall be void. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrower, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

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

         13.5     Assignments and Participations.

                  (a)  Congress  may, in the ordinary  course of its  commercial banking or finance business and in accordance with applicable law, at any time sell to one or more banks, commercial finance companies or other financial institutions ("Participants"), participating interests in all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including all or a part of its interest in the Obligations). In the event of any such sale by Congress of a participating interest to a Participant, Congress' obligations under this Agreement to the other parties to this Agreement shall remain unchanged, Congress shall remain solely responsible for the performance thereof, Congress shall remain the holder of any such obligations for all purposes under this Agreement and the other Financing Agreements, and Borrower and Agent shall continue to deal solely and directly with Congress in connection with Congress' rights and obligations under this Agreement and the other Financing Agreements. Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with Congress the proceeds thereof as provided in Section 6.7 hereof.

                  (b) Any Lender may, in accordance with applicable law, at any time and from time to time assign to any Lender or any of its Affiliates, or may assign, in connection with the sale of its business or all or substantially all of its loan portfolio, with the written consent of Agent, to a bank, commercial finance company or other financial institution (an "Assignee") all (or, with the consent of Agent, less than all), of its Commitment, rights and obligations under this Agreement and the other Financing Agreements, pursuant to an assignment agreement, in form and substance satisfactory to Agent, executed by such Assignee and such assigning Lender and delivered to Agent for its acceptance and recording in its records. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such assignment agreement, the Assignee thereunder shall be a party hereto and, to the extent provided in such assignment agreement, (i) have the rights and obligations of a Lender hereunder with a Commitment and Commitment Percentage as set forth therein, and (ii) the assigning Lender thereunder shall, to the extent provided in such assignment agreement, be released from its obligations under this Agreement (and, in the case of an assignment agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

                  (c) Agent, on behalf of the Borrower, shall maintain at the address of Agent referred to on the signature page of this Agreement, a copy of each such assignment agreement delivered to it and a record of the names and addresses of the Lenders and the Commitments of each Lender from time to time. Such records maintained by Agent shall be conclusive, in the absence of manifest error, and Borrower, Agent and Lenders may treat each Person whose name appears in such records as the owner of a Loan or other Obligations hereunder as the owner thereof for all purposes of this Agreement and the other Financing Agreements, notwithstanding any notice to the contrary. The Agent's records under this Section 13.5 shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of an assignment agreement executed by an assigning Lender and an Assignee, Agent shall (i) promptly accept such assignment agreement and (ii) on the effective date determined pursuant thereto record the information contained therein in Agent's records and give notice of such acceptance and recordation to Lenders and Borrower. On or prior to such effective date, Borrower, at its own expense, shall execute and deliver to Agent (in exchange for notes of the assigning Lender) new notes to the order of such Assignee corresponding to the Commitment assumed by it pursuant to such assignment agreement and, if the assigning Lender has retained a Commitment hereunder, a new note to the order of the assigning Lender in an amount equal to the

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

Commitment retained by it hereunder. Such new notes shall be dated the date hereof and shall otherwise be in the form of the notes replaced thereby. The notes surrendered to Agent shall be returned by Agent to Borrower marked "cancelled".

                  (e) Except as otherwise provided in this Section 13.5, no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Obligations owed to such Lender. Any Lender permitted to sell assignments and participations under this Section 13.5 may furnish any information concerning Borrower and its Subsidiaries and Affiliates in the possession of that Lender from time to time to Assignees and Participants (including, prospective Assignees and Participants).

                  (f) Borrower shall provide such assistance to Agent, as Agent shall reasonably request, in connection with any assistance which Agent is providing to any Lender permitted to sell assignments or participations under this Section 13.5 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Assignees or Participants. Borrower shall certify the correctness, completeness and accuracy of all descriptions of Borrower and its affairs provided, prepared or reviewed by Borrower that are contained in any selling materials and all other information provided by it and included in such materials.

         13.6 Modification of Agreement. Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Agent and the Required Lenders; except, that, any change, waiver, discharge or termination with respect to the following shall require the consent of all Lenders: (a) the extension of the scheduled final maturity of the Revolving Loans, or any portion thereof, or reduction in the rate or extension of the time of payment of interest thereon or fees (other than as a result of waiving or not requiring the applicability of any post-default increase in interest rates or fees for outstanding Letter of Credit Accommodations or increased interest rates on Revolving Loans in excess of the amounts then available to Borrower), or reduction in the principal amount thereof, or increase in the Commitment of any Lender over the amount thereof then in effect or provided hereunder (it being understood that a waiver of any Event of Default shall not constitute a change in the terms of any Commitment of any Lender); (b) the release or subordination of a material amount of the Collateral (except as expressly required by the Financing Agreements and except as permitted under
Section 12.9 hereof), (c) the amendment, modification or waiver of any provision of this Section 13.6; (d) the reduction of any percentage specified in the definition of Required Lenders; (e) the consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement; or (f) the increase in the stated advance percentage under the lending formulas contained in Section 2 hereof. Any Lender who does not consent to a proposed amendment, consent or waiver requiring the approval of each Lender as contemplated by clauses (a) through (f) above, agrees that, if such amendment, waiver or consent has been approved by the Required Lenders, then, with the consent of the Agent, any other Lender or Lenders shall have the right to purchase, in accordance with the terms otherwise applicable to permitted assignment under Section 13.5, all of such non-consenting Lender's Commitment and interests in the Revolving Loans (and in the Collateral and the Financing Agreements) at their par value. No provision of Section 12 may be amended without the prior written consent of Agent.

         13.7 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the

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

event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

         IN WITNESS WHEREOF, Agent, Lenders and Borrower have caused these presents to be duly executed as of the day and year first above written.

                                       PAYLESS CASHWAYS, INC.

                                       By:/s/Timothy R. Mertz
                                          ------------------------------------

                                       Title:  Vice President -- Treasury

                                       Chief Executive Office:

                                       800 N.W. Chipman Road
                                       Suite 5900
                                       Lee's Summit, Missouri 64063



                                       CONGRESS FINANCIAL CORPORATION (CENTRAL), in its individual capacity and as Agent

                                       By:/s/  Kenneth M. Sands
                                          ------------------------------------

                                       Title:  Senior Vice President

                                       Address:     150 South Wacker Drive
                                                    Chicago, Illinois 60606-4401

                                       Commitment:  $260,000,000

                                       Commitment
                                       Percentage:  100%



                                        49